Exhibit 10.1
APTARGROUP, INC.
2018 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT
FOR EMPLOYEES
AptarGroup, Inc., a Delaware corporation (the “Company”), hereby grants to the participant (the “Employee”) as of [____________ __], 202__ (the “Option Date”), pursuant to the provisions of the AptarGroup, Inc. 2018 Equity Incentive Plan, as amended and restated (the “Plan”), a nonqualified option to purchase from the Company (the “Option”) the number of shares of its Common Stock, $.01 par value, deposited into the Employee’s account as of the Grant Date, at the closing price on the Option Date per share (the “Exercise Price”), upon and subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.    Option Subject to Acceptance of Agreement. The Award shall be null and void unless the Employee accepts this Agreement by electronically accepting this Agreement within the Employee’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect.
2.    Time and Manner of Exercise of Option.
2.1.    Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the ten year anniversary of the Option Date (the “Expiration Date”).
2.2.    Exercise of Option. (a) The Option shall become exercisable (i) in one-third increments on each of the first, second and third year anniversaries of the Option Date or (ii) as otherwise provided pursuant to this Section 2.2 (the “Vesting Period”).
(b)    If the Employee's employment by the Company terminates by reason of Retirement prior to the end of the Vesting Period, the Option shall continue to be exercisable and become exercisable in accordance with the vesting schedule set forth in Section 2.2(a) and may thereafter be exercised by the Employee or the Employee's Legal Representative from the effective date of the Employee's termination of employment until the Expiration Date.
(c)    If the Employee's employment by the Company terminates by reason of Disability or death prior to the end of the Vesting Period, the Option shall become fully exercisable and may thereafter be exercised by the Employee or the Employee's Legal Representative, in the case of Disability, or the Employee's Legal Representative or Permitted Transferees, in the case of death, in each case, until and including the earlier to occur of (i) the three-year anniversary of the effective date of the Employee's termination of employment and (ii) the Expiration Date.

Exhibit 10.1
(d)    If the Employee’s employment by the Company terminates for any reason other than Retirement, Disability, death or Cause prior to the end of the Vesting Period, the Option shall be exercisable only to the extent that it was exercisable on the effective date of the Employee’s termination of employment and may thereafter be exercised by the Employee or the Employee’s Legal Representative until and including the earlier to occur of (i) the one-year anniversary of the effective date of the Employee’s termination of employment and (ii) the Expiration Date. The portion of the Option, if any, which is not vested as of the effective date of the Employee’s termination of employment shall be forfeited and cancelled by the Company. If the Employee’s termination of employment is due to Cause, then the Option, whether or not vested, shall be forfeited and cancelled by the Company upon such termination of employment.
(e)    If the Employee dies following termination of employment by reason of Retirement and prior to the Expiration Date, the Option shall become fully exercisable and may thereafter be exercised by the Employee’s Legal Representative or Permitted Transferees, as the case may be, until and including the earlier to occur of (i) the one-year anniversary of the date of death and (ii) the Expiration Date. If the Employee dies during the one-year period following termination of employment for any reason other than Retirement or Disability and prior to the Expiration Date, the Option shall be exercisable only to the extent that it was exercisable on the date of such death and may thereafter be exercised by the Employee's Legal Representative or Permitted Transferees, as the case may be, until and including the earlier to occur of (i) the one-year anniversary of the date of death and (ii) the Expiration Date.
(f)    Change in Control.
(1)    Vesting of Award Not Assumed. In the event of a Change in Control prior to the end of the Vesting Period pursuant to which the Option is not effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board of Directors or the Committee, with appropriate adjustments to the number and kind of shares, in each case, that preserve the intrinsic value and other material terms and conditions of the outstanding Option as in effect immediately prior to the Change in Control and in accordance with Section 409A of the Code), the Option shall be 100% vested immediately prior to such Change in Control and the Employee shall receive in full settlement for such Option a cash payment in an amount equal to the aggregate number of shares of Common Stock then subject to the Option multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the Exercise Price.

Exhibit 10.1
(2)    Vesting of Award Assumed. In the event of a Change in Control prior to the end of the Vesting Period pursuant to which the Option is effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board of Directors or the Committee, with appropriate adjustments to the number and kind of shares, in each case, that preserve the intrinsic value and other material terms and conditions of the outstanding Option as in effect immediately prior to the Change in Control and in accordance with Section 409A of the Code) and the Company terminates Employee’s employment without Cause or Employee resigns for Good Reason within 24 months following such Change in Control, in any such case, the Option shall be 100% vested upon such termination of employment, and the Option may thereafter be exercised by Employee until and including the earlier to occur of (i) the date which is one year after the date of termination of employment and (ii) the Expiration Date.

(g)    Definitions. For purposes of this Agreement, the following terms shall be defined as follows:
    (1)    “Cause” shall mean (i) the commission of a felony involving moral turpitude, (ii) the commission of a fraud, (iii) the commission of any material act involving dishonesty with respect to the Company or any of its subsidiaries or affiliates, (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or affiliates, (v) the willful and continued failure by the Employee to substantially perform the Employee’s duties with the Company (other than any such failure resulting from the Employee’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Company, which demand specifically identifies the manner in which the Company believes that the Employee has not substantially performed the Employee’s duties, (vi) breach of any restrictive covenant provision or agreement with the Company or (vii) any breach by the Employee of any written agreement with the Company or any of its subsidiaries or affiliates which is material and which is not cured within 30 days following written notice thereof to the Employee by the Company.
    (2)    “Disability” shall mean that the Employee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, is receiving income replacement benefits for a period of not less than six (6) months under an accident and health plan covering employees of the Employee’s employer.

Exhibit 10.1
    (3)    “Good Reason” shall mean, without the written consent of the Employee, any one or more of the following: (i) the Company reduces the amount of the Employee’s (x) base salary or (y) the aggregate cash bonus opportunity and long-term incentive opportunity (it being understood that the Board of Directors or an authorized committee shall have discretion to set the Company’s and the Employee’s personal performance targets to which the cash bonus and long-term incentive opportunities will be tied and to change the form of long-term incentive awards); (ii) the Company adversely changes the Employee’s reporting responsibilities, titles or office as in effect as of the date hereof or reduces his/her position, authority, duties, responsibilities or status, in a manner that is materially inconsistent with the positions, authority, duties, responsibilities or status, which the Employee then holds (for the avoidance of doubt, Employee shall be deemed to have an adverse change in Employee’s position, authorities, duties, responsibilities or status, in the event the Employee ceases to have public company reporting responsibilities as a result of the Company ceasing to be publicly-traded following a Change in Control); (iii) any successor to the Company in any merger, consolidation or transfer of assets, as described in Section 4.2, does not expressly assume any material obligation of the Company to the Employee under any agreement or plan pursuant to which the Employee receives benefits or rights; or (iv) the Company changes the Employee’s place of work to a location more than sixty (60) miles from the Employee’s present place of work; provided, however, that the occurrence of any such condition shall not constitute Good Reason unless (A) the Employee provides written notice to the Company of the existence of such condition not later than 60 days after the Employee knows or reasonably should know of the existence of such condition, (B) the Company shall have failed to remedy such condition within 30 days after receipt of such notice and (C) the Employee resigns due to the existence of such condition within 60 days after the expiration of the remedial period described in clause (B) hereof in which such condition remains unremedied.
(4)    “Retirement” shall mean termination of employment, other than for Cause, either (i) at or after age 55 after a minimum of (a) ten (10) years of employment with the Company, or (b) ten (10) years of employment with the Company after applying five (5) years of credit for previous work experience in accordance with Company policy or (ii) at or after age 65. For purposes of determining whether Employee has satisfied the service requirement for Retirement, employment with an entity or business acquired by the Company shall be deemed to be employment with the Company.

Exhibit 10.1
2.3.    Method of Exercise.
(a)    Subject to the limitations set forth in this Agreement, the Option, to the extent vested, may be exercised by the Employee (i) by delivering to the Company an exercise notice in the form prescribed by the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the Employee has submitted an irrevocable notice of exercise or (E) by a combination of (A), (B) and (C), and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to clauses (B), (C), (D) or (E), except that the Committee may not disapprove of an election made by a participant subject to Section 16 of the Securities Exchange Act of 1934. No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 3.2, have been paid.
(b) Notwithstanding the foregoing, if the Market Value of a share of Common Stock on the Expiration Date exceeds the Exercise Price, then to the extent the Option has not theretofore been exercised, expired or otherwise terminated, the Company shall cause the Option to be automatically exercised immediately prior to its termination on the Expiration Date, and to provide for the full Exercise Price therefor to be satisfied by withholding whole shares of Common Stock that would otherwise be delivered to the Employee having an aggregate Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such Exercise Price and to provide for any withholding taxes thereon (as described in Section 3.2) to be satisfied by selling such number of shares of Common Stock subject to the Option as is necessary to make a cash payment to the Company in an amount equal to any withholding taxes thereon (as described in Section 3.2), such sale to be effected on the Employee's behalf through a broker (and other procedures) designated by the Company (with such broker selecting the trade date and the selling price). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Employee. This Section 2.3(b) is intended to constitute a written plan pursuant to Rule 10b5-1(c) under the Exchange Act. To the extent applicable, the Employee shall take actions necessary to ensure that any such sales shall comply with Rule 144 under the Securities Act of 1933, as amended.
2.4.    Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, on the Expiration Date.

Exhibit 10.1
2.5    Termination of Option and Forfeiture of Option Gain. (a) If at any time prior to the earliest to occur of (i) the Expiration Date, (ii) the date which is one year after the effective date of the Employee's termination of employment for any reason other than death and (iii) the date which is six months after the Employee exercises any portion of the Option, the Employee:
(1)    directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) engages in any type of or accepts employment with or renders services to any Competing Entity or takes any action inconsistent with the fiduciary relationship of an employee to the employee's employer; provided, that, following a termination of employment, the Employee may accept employment with a Competing Entity, the businesses of which are diversified, and which with respect to one or more of its businesses considered separately is not a Competing Entity, provided, that the Company, prior to the Employee's accepting such employment, shall receive written assurances satisfactory to the Company from such Competing Entity and from the Employee that the Employee will not render services directly or indirectly in connection with any Competing Product or be employed in a position where the Employee could use or disclose confidential information of the Company or an Affiliate or of any customer or client of the Company or an Affiliate in connection with the Employee's employment responsibilities to the benefit of a Competing Entity; or
(2)    directly or indirectly induces or attempts to induce any employee, agent or customer of the Company or any Affiliate to terminate such employment, agency or business relationship, or take any action or engage in any conduct which would interfere with the employment relationship between the Company and any of its employees; or
(3)    directly or indirectly, for the Employee or any Competing Entity, sells or offers for sale, or assists in any way in the sale of, Competing Products to any customer or client of the Company or any Affiliate, upon which the Employee has called or which the Employee has supervised while an employee of the Company or an Affiliate; or
(4)    directly or indirectly engages in any activity which is contrary, inimical or harmful to the interests of the Company or an Affiliate, including but not limited to (x) violations of Company policies, including the Company's insider trading and confidentiality policies and (y) disclosure or misuse of any confidential information or trade secrets of the Company or an Affiliate,

Exhibit 10.1
then the Option shall terminate automatically on the date the Employee engages in such activity and the Employee shall pay the Company, within five business days of receipt by the Employee of a written demand therefor, an amount in cash determined by multiplying the number of shares of Common Stock purchased pursuant to each exercise of the Option (without reduction for any shares of Common Stock delivered by the Employee or withheld by the Company in satisfaction of the Exercise Price or any tax withholding obligations) by the difference between (A) the Market Value of a share of Common Stock on the date of such exercise and (B) the Exercise Price per share of Common Stock set forth in the first paragraph of this Agreement (the “Proceeds”). For purposes of this Agreement, “Competing Entity” means any business entity, regardless of its form (e.g. corporations, partnerships, sole proprietorships, trusts and joint ventures), which is engaged in, or is about to become engaged in, research or development, production, marketing or selling of any Competing Product anywhere worldwide which the Company or its Affiliates is engaged in business; and “Competing Product” means any product, technology or process of any person or organization other than the Company or its Affiliates, in existence or under development, which is of the same type or intended for the same use as, or which competes or is potentially competitive with, a product, technology or process of the Company or its Affiliates.
(b)    The Employee may be released from the Employee's obligations under Section 2.5(a) only if and to the extent the Committee determines in its sole discretion that such a release is in the best interests of the Company.
(c)    The Employee agrees that by executing this Agreement the Employee authorizes the Company and its Affiliates to deduct any amount or amounts owed by the Employee pursuant to Section 2.5(a) from any amounts payable by the Company or any Affiliate to the Employee, including, without limitation, any amount payable to the Employee as salary, wages, vacation pay or bonus. This right of setoff shall not be an exclusive remedy and the Company's or an Affiliate's election not to exercise this right of setoff with respect to any amount payable to the Employee shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Employee or any other remedy.

Exhibit 10.1
(d)    The Employee acknowledges and agrees that the Company has legitimate business reasons for including each of the restrictive covenants set forth above. For example, Employee recognizes that the Option provides Employee with an ownership interest in the Company and, in turn, gives Employee a long-term stake in the Company. Employee also understands and agrees that the Option provides Employee with an additional incentive to contribute to the Company’s performance, and that the Option serves to keep Employee’s interests aligned with the Company’s. Employee agrees that the Option therefore protects the Company and other employees against competition from former employees who leave the Company, voluntarily engage in competitive employment adverse to the Company’s interests, and yet simultaneously seek to receive stock-related compensation established and funded by the Company for the benefit of personnel whom the Company would reward for loyalty and consequent success of the Company. Further, Employee recognizes and explicitly agrees that the Option is not an unreasonable restraint on Employee’s ability to earn a livelihood and will not impoverish Employee because the Option does not restrict, in any way, Employee’s ability to work elsewhere, including for a competitor. Employee agrees simply to forfeit the restricted stock units to which Employee otherwise would be entitled but for Employee’s violation(s) of the restrictive covenants set forth above or, in certain circumstances as detailed in Section 2.5(a), to repay any Proceeds (as defined in Section 2.5(a)) with respect to the Options in the event of Employee’s violation(s) of the restrictive covenants set forth above. Employee further acknowledges and agrees that Employee’s participation in the Plan and receipt of the Option, subject to the respective conditions in the Plan and this Agreement, are entirely voluntary.
(e)    Non-Contravention. Nothing in this Agreement (including with respect to confidential information, trade secrets, and other obligations) is intended to be or will be construed to prevent, impede, or interfere with Grantee’s right to respond accurately and fully to any question, inquiry, or request for information regarding Grantee’s employment with the Company when required by legal process by a Federal, State or other legal authority, or from initiating communications directly with, or responding to any inquiry from, or providing truthful testimony and information to, any Federal, State, or other regulatory authority in the course of an investigation or proceeding authorized by law and carried out by such agency. Grantee is not required to contact the Company regarding the subject matter of any such communications before Grantee engages in such communications. In addition, nothing in this Agreement is intended to restrict Grantee’s legally protected right to discuss wages, hours or other working conditions with coworkers or in any way limit Grantee’s rights under the National Labor Relations Act or any whistleblower act.

Exhibit 10.1
3.    Additional Terms and Conditions of Option.
3.1.    Nontransferability of Option. The Option may not be transferred by the Employee other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) a transfer without value to a “family member” (as defined in Form S-8) if approved by the Committee. Except to the extent permitted by the foregoing sentence, during the Employee's lifetime the Option is exercisable only by the Employee or the Employee's Legal Representative. Except to the extent permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.
3.2.    Withholding Taxes. (a) As a condition precedent to the issuance of Common Stock following the exercise of the Option, the Employee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount as the Company determines is required, under all applicable federal, state, local or other laws or regulations, to be withheld and paid over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If the Employee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Employee.

Exhibit 10.1
(b)     The Employee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company; (ii) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to the Employee upon exercise of the Option having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (iv) except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the Employee has submitted an irrevocable notice of exercise or (v) any combination of (i), (ii) and (iii); provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to clauses (ii) through (v), except that the Committee may not disapprove of an election made by a participant subject to Section 16 of the Securities Exchange Act of 1934. Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the amount determined by applying the maximum individual statutory tax rate in the Employee’s jurisdiction; provided that the Committee shall be permitted to limit the number of shares so delivered or withheld to a lesser number if necessary, as determined by the Committee, to avoid adverse accounting consequences or for administrative convenience; provided, however, that if a fraction of a share of Common Stock would be required to satisfy the maximum individual statutory rate in the Employee’s jurisdiction, then the number of shares of Common Stock to be delivered or withheld may be rounded up to the next nearest whole share of Common Stock. No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.
3.3    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a share dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities subject to the Option and the Exercise Price shall be appropriately adjusted by the Committee, such adjustments to be made without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

Exhibit 10.1
3.4.    Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.
3.5.    Issuance of Shares. Upon the exercise of the Option, in whole or in part, the Company shall issue or cause to be issued in the Employee’s name (or such other name as is acceptable to the Company and designated in writing by the Employee) the shares of Common Stock acquired upon exercise.  Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company (or, alternatively at the discretion of the Company, a certificate or certificates may be registered in the Employee’s name). The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 3.2.
3.6.    Option Confers No Rights as Stockholder. The Employee shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Employee becomes a stockholder of record with respect to such delivered shares; and the Employee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and delivered.
3.7.    Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by the Employee give or be deemed to give the Employee any right to continued employment by the Company or any Affiliate of the Company.
3.8.    Decisions of Board or Committee. The Board of Directors or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board of Directors or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
3.9.    Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of shares subject to the Option from time to time.
3.10.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan (including the adjustment provision set forth in Section 7(b) thereof), and shall be interpreted in accordance therewith. The Employee hereby acknowledges receipt of a copy of the Plan.

Exhibit 10.1
3.11.    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee’s interest except by means of a writing signed by the Company and the Employee.
3.12.     Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
3.13.    Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
4.    Miscellaneous Provisions.
4.1.    Meaning of Certain Terms. As used herein, (a) employment by the Company shall include employment by an Affiliate of the Company, (b) the term “Permitted Transferee” shall include any transferee (i) pursuant to a transfer permitted under Section 7(a) of the Plan and Section 3.1 hereof or (ii) designated pursuant to Section 7(e) of the Plan on the Employee’s most recent and validly submitted AptarGroup, Inc. Acceptance and Beneficiary Designation Form, and (c) the term “Legal Representative” shall include a guardian, administrator, executor or other person acting in a similar capacity.
4.2.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Employee, acquire any rights hereunder in accordance with this Agreement or the Plan.
4.3.    Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing by (a) actual delivery to the party entitled thereto, (b) mailing to the last known address of the party entitled thereto, via certified or registered mail, return receipt requested or (c) telecopy with confirmation of receipt. The notice shall be deemed to be received, in case of actual delivery, on the date of its actual receipt by the party entitled thereto, in case of mailing, on the tenth calendar day following the date of such mailing, and, in the case of telecopy, on the date of confirmation of receipt.
4.4.    Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the internal laws of the State of Delaware.

Exhibit 10.1
4.5.    Award Subject to Clawback. The Award is subject to forfeiture, recovery by the Company or other action pursuant to the AptarGroup, Inc. Policy on Recoupment or Forfeiture of Incentive Compensation, as in effect on the Grant Date, or as amended following the Grant Date to comply with applicable law or regulation, including any rules adopted by the New York Stock Exchange.
[signature page follows]

Exhibit 10.1

APTARGROUP, INC.

By:

Acknowledgment, Acceptance and Agreement:
By accepting this grant on the Company’s stock plan administrator’s website, I hereby accept the Options granted to me and acknowledge and agree to be bound by the terms and conditions of the Agreement and the Plan.